SERVICING CERTIFICATE                                                     PAGE 5
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
MLCC MORTGAGE INVESTORS, INC.                                                Current Collection Period:  17-Dec-96 through 16-Jan-97
ML REVOLVING HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 1996-2     P & S Agreement Date:                           01-Nov-96

                                       CURRENT PASS-THROUGH RATES:
INVESTOR CERTIFICATES, SERIES 1996-2   LIBOR + 0.17%  5.92000%             Original Closing Date:                          26-Dec-96
                                                                           Distribution Date:                              27-Jan-97

NOTE:  A RAPID AMORTIZATION EVENT HAS NOT OCCURED SINCE THE PRIOR DISTRIBUTION DATE.

                            32   less than - Accrual Days                   Investor Floating Allocation Percentage      96.449000%
LIBOR   5.75000%       8.97700%  less than - Net Loan Rate                  Investor Fixed Allocation Percentage         98.000000%
WAC     9.47700%       8.88700%  less than - Alternate Certificate Rate

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     1       Beginning Pool Balance                                              (P&S 4.01xx, 5.03xii)              286,325,930.73
     2       Beginning Pool Factor                                                                                      101.608000%
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     3       Beginning Invested Amount                                           (P&S 4.01xxi)                      276,159,000.31
     4       Beginning Transferor Interest                                                                           10,166,930.42
     5       Beginning Certificate Principal Balance    (INSURED AMOUNT)         (P&S 4.01xxiv)                     276,159,000.31
     6       Beginning Overcollateralization Amount                              (P&S 4.01xxix)                               0.00

     7       Minimum Transferor Interest                                                                              5,636,208.00
     8       Required Amount                                                     (P&S  4.01xxii, 5.03x)               5,635,904.17
     9       Transferor Subordinated Amount                                      (P&S 4.01xxiii)                      5,635,904.17
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             COLLECTION AMOUNTS
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    10       Aggregate of all Trust Interest Collections                         (P&S 4.01i )                         2,685,162.52
    11       Aggregate of all Trust Principal Collections                        (P&S 4.01ii )                       15,958,087.10
    12       Aggregate of any Trust Insurance Proceeds                           (P&S 4.01iii )                               0.00
    13       Aggregate of any Net Trust Liquidation Proceeds                     (P&S 4.01iv)                                 0.00
    14       Aggregate of Transfer Deposits                                      (P&S 4.01v)                                  0.00
    15       Monthly Advance / (Reimbursement) for Such Distribution Date        (P&S 4.01vi &viii, 5.03xv)                   0.00
    16       Available Distribution Amount (10+11+12+13+14+15)                                                       18,643,249.62
    17       Distribution to Trustee  (If ln 11 more than ln 20, ln 11 - ln 20
             + ln 10 + ln 15, ln 10 + ln 15)                                                                          2,685,162.52
    18       Investor Loss Amount                                                (P&S 4.01xviii)                              0.00
    19       Current Investor Loss Distribution Amount                                                                        0.00
    20       Current Month Additional Balances                                   (P&S 4.01xxvii)                     20,448,944.63
    21       Available Excess Interest (10+15-24ii-25ii-26ii)                                                         1,112,054.90
    22       Liquidation Loss Amounts                                            (P&S 4.01xviii)                              0.00
    23       Aggregate of Liquidation Loss & Investor Loss Amounts (22+18)       (P&S 4.01xviii)                              0.00
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             DISTRIBUTION AMOUNTS
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    24 i.    Total Amount to Certificate Insurer                                                                         24,547.47
       ii.   Monthly Insurance Premium                                                                                   24,547.47
       iii.  Reimbursement Amount                                                (P&S 4.01xxx)                                0.00
        iv.  Redirection of Certificate Insurance                                                                             0.00

    25 i.    Investor Certificate Distribution Amount (25vii+25xii)              (P&S 5.03i)                          1,453,210.03
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       ii.   Certificate Formula Interest                                        (P&S 4.01xi)                         1,453,210.03
       iii.  Certificate Interest Collections (FLAP x Aggregate Int Collections) (P&S 4.01x)                          2,589,812.40
       iv.   Unpaid Certificate Interest Shortfall Included in 25vii             (P&S 4.01xiii)                               0.00
       v.    Unpaid Interest Shortfall (carryover into current period)           (P&S 4.01xii)                                0.00
       vi.   Remaining Unpaid Interest Shortfall after giving effect to current
             distribution                                                        (P&S 4.01xii)                                0.00
       vii.  Total Certificate Distribution Allocable to Interest                                                     1,453,210.03
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       viii. Maximum Principal Payment (FAP x principal collections)             (P&S 4.01xvii)                      15,638,925.36
       ix.   Alternative Principal Payment                                       (P&S 4.01xvii)                               0.00
       x.    Scheduled Principal Collections Payment                             (P&S 4.01xvii)                               0.00
       xi.   Accelerated Principal Distribution Amount                           (P&S 4.01xvi)                                0.00
       xii.  Total Certificate Distribution Allocable to Principal (19+25x+25xi)                                              0.00

    26 i.    Transferor Distribution Amount                                                                           1,207,405.02
       ii.   Transferor Interest Collections (10+15-19-25viii)                   (P&S 4.01xv)                            95,350.12
       iii.  Residual Amount included in 26i                                     (P&S 4.01xxxi)                       1,112,054.90
       iv.   Transferor Principal Collections (11-25viii)                        (P&S 4.01xv)                                 0.00
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    27       Investor Loss Reduction Amount (From Previous Distributions)        (P&S 4.01xix)                                0.00
    28       Liquidation Loss Amounts (From Previous Distributions)              (P&S 4.01 xxxvi)                             0.00
    29       Cumulative Number of all Retransferred Mortgage Loans (From
             Previous Distributions)                                             (P&S 4.01xxxvii, 5.03xx)                     0.00
    30       Cumulative Retransferred Mortgage Loan Trust Balances (From
             Previous Distributions)                                             (P&S 4.01xxxvii, 5.03xx)                     0.00
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    31       Number of all Retransferred Mortgage Loans (Current Retransfer
             Date)                                                               (P&S 4.01xxxvii, 5.03xx)                     0.00
    32       Retransferred Mortgage Loan Trust Balances (Current Retransfer
             Date)                                                               (P&S 4.01xxxvii, 5.03xx)                     0.00
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    33       Ending Pool Balance                                                 (P&S 5.03xii)                      290,816,788.26
    34       Ending Pool Factor                                                  (P&S 4.01xxv, 5.03ix)                  103.201467%
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    35       Ending Invested Amount                                                                                 276,159,000.31
    36       Ending Transferor Interest                                          (P&S 4.01xxvi)                      14,657,787.95
    37       Ending Certificate Principal Balance     (INSURED AMOUNT)           (P&S 4.01xxv, 4.01xxix)            276,159,000.31
    38       Ending Overcollateralization Amount                                 (P&S 4.01xxiv, 5.03xiii)                     0.00
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

STATEMENT TO CERTIFICATEHOLDERS                                          PAGE 6
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
MLCC MORTGAGE INVESTORS, INC.                                            Current Collection Period:  17-Dec-96 through 16-Jan-97
ML REVOLVING HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 1996-2   P & S Agreement Date:                             01-Nov-96

                                      CURRENT PASS-THROUGH RATES:
INVESTOR CERTIFICATES, SERIES 1996-2  LIBOR + 0.17%   5.92000%           Original Closing Date:                            26-Dec-96
                                                                         Distribution Date:                                27-Jan-97

NOTE:  A RAPID AMORTIZATION EVENT HAS NOT OCCURED SINCE THE PRIOR DISTRIBUTION DATE.
                             32  less than - Accrual Days                   Investor Floating Allocation Percentage       96.449000%
LIBOR  5.75000%        8.97700%  less than - Net Loan Rate                  Investor Fixed Allocation Percentage          98.000000%
WAC    9.47700%        8.88700%  less than - Alternate Certificate Rate
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

       Distribution to Holders of Certificates (per Certificate with a $1,000 denomination)

    39 i.    Total Certificate Distribution Amount Allocable to Interest         (P&S 5.03ii)                             5.262222
       ii.   Unpaid Certificate Interest Shortfall Included in Current
             Distribution                                                        (P&S 5.03iii)                            0.000000
       iii.  Unpaid Certificate Interest Shortfall Remaining after Current
             Distribution (Carryover)                                            (P&S 5.03iv)                             0.000000

    40 i     Total Certificate Distribution Allocable to Principal               (P&S 5.03v)                              0.000000
       ii.   Scheduled Principal Collections Payment                             (P&S 5.03v)                              0.000000
       iii.  Accelerated Principal Distribution Amount                           (P&S 5.03v)                              0.000000

    41 i     Reimbursed Investor Loss Reduction Amounts Included in Current
             Distribution                                                        (P&S 5.03vi)                             0.000000
       ii    Investor Loss Reduction Amounts after Current Distribution
             (Carryover)                                                         (P&S 5.03vii)                            0.000000

    42       Servicing Fee                                                       (P&S 5.03xv)                           121,590.46
    43       Monthly Advance paid by the Servicer                                (P&S 5.03xiv)                                0.00
    44       Monthly (Advance Reimbursement) to the Servicer                                                                  0.00
    45       Cumulative Monthly Advance paid by the Servicer                                                                  0.00
    46       Amount of Insured Payments by the Certificate Insurer               (P&S 5.03xix)                                0.00
    47       Transferor Subordinated Amount after giving effect to the current
             distribution                                                        (P&S 5.03xi)                         5,635,904.17

    48 i.    Number of Mortgage Loans 31 to 60 days delinquent                   (P&S 4.01xxxii, 5.03xvi)                      102
       ii.   Aggregate Principal Balances of Mortgage Loans 31 to 60 days
             delinquent                                                          (P&S 4.01xxxii, 5.03xvi)             6,941,916.40
    49 i.    Number of Mortgage Loans 61 to 90 days delinquent                   (P&S 4.01xxxii, 5.03xvi)                       18
       ii.   Aggregate Principal Balances of Mortgage Loans 61 to 90 days
             delinquent                                                          (P&S 4.01xxxii, 5.03xvi)             1,176,480.83
    50 i.    Number of Mortgage Loans 91 or more days delinquent                 (P&S 4.01xxxii, 5.03xvi)                        0
       ii.   Aggregate Principal Balances of Mortgage Loans 91 or more days
             delinquent                                                          (P&S 4.01xxxii, 5.03xvi)                     0.00
    51 i.    Number of Mortgage Loans in Foreclosure                             (P&S 4.01xxxiii, 5.03xvii)                      0
       ii.   Aggregate Principal Balances of Mortgage Loans in Foreclosure       (P&S 4.01xxxiii, 5.03xvii)                   0.00

    52       Book Value of Real Estate Acquired Through Foreclosure or Grant
             of a Deed                                                           (P&S 4.01xxxiv, 5.03xviii)                   0.00
    53       The Aggregate Trust Balances of any Liquidated Loans in the
             Current Month                                                       (P&S 4.01xxxv)                               0.00
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